Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                    NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                                            86-0460312
- --------------------------------------------------------------------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)


          3200 North Central Avenue, Suite 1700, Phoenix, Arizona 85012
- --------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                    NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.
                             1988 STOCK OPTION PLAN
- --------------------------------------------------------------------------------
                            (Full title of the plan)

JEFFREY T. ZYWICKI                                    COPIES TO:
Vice President-Finance,                               Thomas H. Curzon, Esq.
Treasurer and Secretary                               Osborn Maledon
National Health Enhancement Systems, Inc.             2929 North Central Avenue
3200 North Central Avenue, Suite 1700                 Suite 2100
Phoenix, Arizona  85012                               Phoenix, Arizona  85012
(602) 230-7575                                        (602) 640-9308
- --------------------------------------------------------------------------------
                     (Name and address of agent for service)
                         Calculation of Registration Fee

Title of              Amount         Maximum                          Amount of
Securities to          to be       offering price     Aggregate     registration
be registered        Registered     per share(1)   offering price(1)     fee
- --------------------------------------------------------------------------------
Common Stock
($0.001 par value)   300,000         $7.50            $2,250,000      $775.86

(1) Pursuant to Rule 457(h), the calculation of the offering price is as follows: the market price for the 300,000 shares to be registered is $8.25 per share, based on the closing average of the bid and asked prices for the Common Stock on the NASDAQ over-the-counter market on September 10, 1996.

                                EXPLANATORY NOTE

This Registration is being filed to file the 1988 Stock Option Plan of the Registrant, as amended effective June 20, 1996. The "Second Amended 1988 Stock Option Plan" is filed herewith as Exhibit 4.4. An Opinion of Counsel from Osborn Maledon, P.A. is filed herewith as Exhibit 5.1. All other portions of Form S-8 Registration Statement No. 33-62416 remain the same and are incorporated herewith.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on September 13, 1996.

                          NATIONAL HEALTH ENHANCEMENT
                          SYSTEMS, INC.


                          By:      Jeffrey T. Zywicki
                                   ------------------------------------------
                                   Jeffrey T. Zywicki, Senior Vice President-
                                   Finance, Treasurer, Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Gregory J. Petras           Director                     September 13, 1996
- ---------------------       President
Gregory J. Petras           Chief Executive Officer


John P. Delmatoff           Director                     September 13, 1996
- ---------------------
John P. Delmatoff


Gardiner S. Dutton          Director                     September 13, 1996
- ---------------------
Gardiner S. Dutton


James W. Myers              Director                     September 13, 1996
- ---------------------
James W. Myers


Steven D. Wood              Director                     September 13, 1996
- ---------------------
Steven D. Wood


W. Cal McGraw               Director                     September 13, 1996
- ---------------------
W. Cal McGraw


                                        3